                                                                   EXHIBIT 10.30

                           *Personal and Confidential*


                              EMPLOYMENT AGREEMENT

              between THE viaLINK COMPANY, an Oklahoma corporation
                                   ("viaLink")

                                       and

                        PATRICK FITZGERALD, an individual
                                  ("Employee").

A. Employee hereby accepts employment with viaLink for the position described on the attached Compensation Plan. The commencement date of the employment shall be January 17, 2000. This Employment Agreement shall also be subject to the Terms and Conditions of Employment attached hereto. Employee agrees that disputes arising from the employment will be subject to binding arbitration according to Section 7 of the Terms and Conditions. Employee acknowledges that Employee understands and agrees to said Terms and Conditions.

B. Employee's annualized salary as set forth on the Compensation Plan shall be earned and payable bi-weekly, and subject to withholdings or other deductions required by law or otherwise authorized.

C. Employee agrees and acknowledges that, notwithstanding anything in this Employment Agreement, the Compensation Plan, the Terms and Conditions, or in any other document, policy or practice of viaLink, Employee's employment is and shall remain AT WILL, and the employment may be terminated with or without cause at any time, for any reason or for no reason. No change in such AT WILL status shall be effective unless such change is in writing and executed by an authorized officer of viaLink.

D. This Employment Agreement, the Compensation Plan, the Terms and Conditions of Employment and any other documents, if any, attached hereto constitute the entire agreement of the parties and supersedes all oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing signed by both parties to this Employment Agreement.

E. viaLink's offer of employment as contained in this Employment Agreement expires and shall be deemed cancelled and revoked if not accepted by Employee, through Employee's signature hereon, by January 10, 2000. This Employment Agreement shall only be effective if signed by both parties hereto.

The viaLink Company                    Employee
By: /s/ JAMES DAVIDSON                 /s/ PAT FITZGERALD
   ---------------------------         -------------------

Its: Director of HR & Training         Date: 1/3/00
    --------------------------              --------------

Date: 1/4/00
     -------------------------

                           *Personal and Confidential*


                               THE viaLINK COMPANY
                       TERMS AND CONDITIONS OF EMPLOYMENT

1. BENEFITS.

     1.1. VACATION. Employee shall accrue vacation at the rate set forth in the then current policy of viaLink relating thereto.

     1.2. PROGRAMS. Employee shall be eligible for viaLink's group benefits programs currently in place which are offered to all employees of viaLink ("Programs"); provided, however, that such Programs may be amended by viaLink from time to time in its sole and absolute discretion. Eligibility for each of such Programs shall be subject to and administered according to any applicable documents relating to such Programs.

2. EMPLOYEE DUTIES. Employee shall (i) perform all duties which are assigned to Employee by viaLink from time to time, (ii) devote his full time, attention, knowledge and skills during the normal business hours of vialink, as they may be established from time to time, in furtherance of the business of viaLink, and (iii) faithfully, diligently, and to the best of his ability, perform the duties described above and further viaLink's best interests.

3. EMPLOYEE'S OBLIGATIONS, COVENANTS AND RESTRICTIONS.

     3.1. RULES AND POLICIES. During the employment, Employee shall at all times be subject to, observe and carry out such reasonable rules, regulations, polices, directions and restrictions as viaLink may from time to time establish, and those imposed by law.

     3.2. COMPANY PROPERTY. All papers, books and records of every kind and description relating to the business and affairs of viaLink, whether or not prepared by the Employee, shall be the sole and exclusive property of viaLink, and the Employee shall surrender them to viaLink at any time upon request. This section shall survive the termination of the employment.

     3.3. NON-COMPETITION. During the employment, Employee shall not knowingly engage, and shall not knowingly solicit any employees of viaLink or its subsidiaries or other affiliates to engage in any commercial activities which are in any way in competition with the activities of viaLink, or which in any way materially interfere with the performance of Employee's duties or responsibilities to viaLink.

     3.4. CONFLICTS OF INTEREST. During the employment, Employee shall not, directly or indirectly, alone or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any



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

                           *Personal and Confidential*


          other duties or pursuits which materially interfere with the performance of his duties as an Employee of viaLink. Without limiting the generality of the foregoing, Employee shall comply with any other conflict of interest policies which may be adopted by viaLink from time to time.

     3.5. MISAPPROPRIATION. Employee shall not knowingly acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce viaLink to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

     3.6. COMPLIANCE. Employee represents and warrants that Employee is and shall at all times during the employment remain in compliance with any and all applicable federal and/or state laws, rules or regulations regarding Employee's eligibility for employment and/or continued employment with viaLink.

     3.7. NON-BREACH. Employee represents that by entering into the employment, Employee is not in violation of any agreement, term or condition of any other agreement Employee has had with any third party, nor does the execution of the Employment Agreement constitute a breach of any other agreement to which Employee is a party.

4. WORK PRODUCT.

     4.1. Employee agrees that any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including, without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any federal, state, local or foreign law(s), created in whole or part by Employee during the term of this Agreement or relating in any way to the business of viaLink (hereinafter "Work Product") shall be the sole and exclusive property of viaLink and shall belong to viaLink free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Employee. It is specifically agreed and understood that Employee shall not retain any right, title, interest or any right to use any of such Work Product. Employee shall promptly and fully disclose to viaLink all such Work Product. Employee acknowledges that all Work Product shall be a work for hire.

     4.2. Employee conveys, transfers and assigns all rights, title and interest in and to any Work Product to viaLink, and further agrees to execute any written assignment or other agreement viaLink deems necessary at any time to effect the foregoing and to obtain or uphold, for viaLink's benefit, all copyright, patent and/or other rights of viaLink in such Work Product.



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                           *Personal and Confidential*


     4.3. Employee's obligations in this Section 4 shall survive the termination of this Agreement.

5. TRADE SECRETS AND CONFIDENTIALITY.

     5.1. CONFIDENTIAL INFORMATION. "Confidential Information" means proprietary business information, Trade Secrets and/or other confidential information regarding viaLink or any of its subsidiaries which (i) have not otherwise become public knowledge, (ii) were not already known to Employee or learned by Employee from independent and unrestricted sources prior to the Effective Date, and (iii) have not been disclosed by viaLink to others without substantial restriction on further disclosure. "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink is engaged or may become engaged, including, without limitation, information relating to viaLink's business affairs, finances, properties, methods of operation, software developed by viaLink, sources of and arrangements for hardware supplied to clients of viaLink, submission and proposal procedures of viaLink, viaLink's client or contact lists, commercial information supplied to viaLink by viaLink's clients, and other confidential information respecting the business or affairs of viaLink. Employee acknowledges and agrees that the business and good will of viaLink depend upon its keeping such Confidential Information confidential.

     5.2. NON-DISCLOSURE. Except when directed to do otherwise by the President or Chief Executive Officer of viaLink, or any successor to either of them, and except as required by law, court order or subpoena, Employee shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any of viaLink's Confidential Information. In any case where Employee is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Employee shall advise viaLink in advance of such requirement and shall permit viaLink to object, contest, intervene or obtain appropriate protection of such information prior to its disclosure to any person.

     5.3. RETURN OF PROPERTY. Upon termination of this Agreement, Employee and Employee's Personnel will turn over to viaLink all documents, papers and other matter in the possession of or under the control of Employee or Employee's Personnel that are or relate to Confidential Information or Work Product.

     5.4. INJUNCTIVE RELIEF. Employee acknowledges that disclosure of any Confidential Information or Work Product by Employee will give rise to irreparable injury, which is inadequately compensable in damages, to viaLink or the owner of such Confidential Information. Accordingly, viaLink or such other party, in addition to any other remedies which are



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

                           *Personal and Confidential*


          elsewhere granted in this Agreement or which may be otherwise available at law or in equity, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing Section 5.2, any infringement upon any intellectual property rights of viaLink, or any other breach of any term, covenant, condition, warranty or representation of this Agreement.

     5.5. All obligations under this Section 5 shall survive the termination of this Agreement.

6. EMPLOYEE'S OBLIGATIONS AFTER EMPLOYMENT ENDS. Employee acknowledges and agrees that the obligations contained in this Section shall begin upon termination of employment.

     6.1. For a period of two (2) years after cessation of Employee's employment with viaLink for any reason (including termination of employment by viaLink), Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of viaLink, or any viaLink subsidiary, or cause any such employee to terminate the employee's relationship with viaLink or any viaLink subsidiary, without the prior written approval of viaLink.

     6.2. For a period of two (2) years after cessation of Employee's employment with viaLink for any reason (including termination of employment by viaLink), Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of viaLink which were directly or indirectly serviced by the Employee unless such solicitation is undertaken on behalf of a business venture which does not compete, directly or indirectly, with the products or services owned, sold, manufactured, marketed, provided or developed by viaLink and its subsidiaries during Employee's employment by viaLink. For the purposes of this section, a business shall be deemed to be in competition with viaLink and its subsidiaries if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by viaLink or a viaLink subsidiary.

     6.3. The parties agree that the any breach or threatened breach of the provisions of this Section 6 will cause irreparable injury to viaLink and that money damages will not provide an adequate remedy. Accordingly, viaLink shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of these Terms and Conditions against the Employee or any person or entity participating in such breach or threatened breach.



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                                                                  Initials: P.F.

                           *Personal and Confidential*


          Nothing contained herein shall be construed as prohibiting viaLink from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach, including any recovery of damages from the Employee and the immediate termination of the employment.

7. RESOLUTION OF DISPUTES. Any controversy or claim arising out of or relating to the employment or termination thereof (including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and any other federal and/or state employment rights laws), and/or arising out of a controversy or claim regarding the Employment Agreement, these Terms and Conditions, the Programs, or any breach of any of the foregoing, and except for any claims for injunctive relief permitted by these Terms and Conditions, shall be settled by arbitration pursuant to the then current National Rules for the Resolution of Employment Disputes ("Rules") of the American Arbitration Association ("AAA"), subject to the following:

     7.1. Within 15 days after the commencement of arbitration, each party shall select one person to act as an arbitrator and the two selected persons shall select a third arbitrator within 10 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. All arbitrators selected shall be persons having experience with and knowledge of the resolution of employment-related disputes in the area in which the claim or controversy arises.

     7.2. The arbitration shall be conducted at the offices of viaLink or such other location at which Employee is then or was most recently employed by viaLink.

     7.3. The arbitration shall be completed within six months of the filing of the notice of intention to arbitrate (demand), and the arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties.

     7.4. Any arbitration award made shall not exceed the amount that would have been available to the parties had the matter been determined by litigation in a court of law.

     7.5. The prevailing party shall be entitled to an award of all of its reasonable costs incurred, including, without limitation, reasonable attorneys' fees.

     7.6. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

     7.7. Judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction thereof.



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                                                                  Initials: P.F.

                           *Personal and Confidential*



8. SUCCESSORS AND ASSIGNS. The rights and obligations of viaLink hereunder shall run in favor of and shall be binding upon viaLink, its successors, assigns, nominees or other legal representatives. Employee acknowledges that viaLink may assign its rights and obligations under the Employment Agreement without the consent of Employee. Employee may not assign his rights and obligations under the Employment Agreement.

9. NOTICES. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or by courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows: (i) if to viaLink, to Human Resources, The viaLink Company, 13800 Benson Road Suite 100, Edmond, Oklahoma 73013 and (ii) if to the Employee, to the last address shown for the Employee in the personnel records of viaLink. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

10. SEVERABILITY. If any provision of the Employment shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of said terms and provisions.

11. HEADINGS. The captions and headings in these Terms and Conditions are for convenience and reference only and shall not be construed as part of these Terms and Conditions or to limit or otherwise affect the meaning hereof.

12. GOVERNING LAW. Jurisdiction over disputes with regard to the Employment Agreement and/or these Terms and Conditions shall be exclusively in the courts of the State of Oklahoma, and shall be construed in accordance with and governed by the laws of the state of Oklahoma.

13. NONWAIVER. The waiver of any violation or breach of these Terms and Conditions by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of these Terms and Conditions.



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                                                                  Initials: P.F.

                           *Personal and Confidential*



                               THE viaLINK COMPANY
                                COMPENSATION PLAN
                                      FOR:
                               PATRICK FITZGERALD
                                   "Employee"


Salary: The Annual Salary is earned and payable bi-weekly.

--------------------------------------------------------------------------------
Employee's Position:                   Annual Salary:
--------------------------------------------------------------------------------
Senior Vice President of Sales         $ 190,000.000*
--------------------------------------------------------------------------------


EMPLOYEE IS ELIGIBLE FOR THE ADDITIONAL COMPENSATION PROVISIONS BELOW.

[ ] Performance Bonus:

Employee shall be eligible for a potential bonus of $150,000.00, payable in accordance with the following schedule:

     o $60,000.00 for the first target account signed (must be retailer),
     o $40,000.00 for the second target account signed (must be retailer),
     o $20,000.00 for the third target account signed (can be either retailer or supplier),
     o $20,000.00 for the fourth targeted account (can be either retailer or supplier), and
     o $10,000.00 for the fifth target account (can be either retailer or supplier).

A list of target accounts shall be supplied (see attachment "A").

Notwithstanding anything to the contrary in this Bonus provision, in order to receive a Bonus due hereunder, Employee must be an employee of viaLink under this Agreement at the time target account is signed.

--------------------------------------------------------------------------------

[ ] Severance:

In the event that viaLink terminates the employment without cause at any time, Employee shall be entitled to severance compensation in an amount equal to six months of salary at Employee's salary rate at date of hire, payable over 12 months.

--------------------------------------------------------------------------------



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                                                                  Initials: P.F.
                                                                           -----

                           *Personal and Confidential*


[ ] Relocation:

Employee shall be eligible for relocation reimbursement pursuant to the attached policy of viaLink regarding relocation expenses.

Current lease shall be indemnified up to $7,000.00 per month for one year. If taxes are paid on lease by Employee, viaLink will not gross up Employee to cover amount.

--------------------------------------------------------------------------------

[ ] Hiring Bonus

Following acceptance of Employment Agreement, Employee shall receive a $10,000.00 hiring bonus which shall be payable on the first payroll following date of employment.

--------------------------------------------------------------------------------

[ ] Stock Options:

Subject to the conditions and restrictions ("Conditions and Restrictions") hereinafter set forth and subject to the terms, covenants and conditions of viaLink's 1999 Stock Option Plan ("Plan"), viaLink shall grant to Employee an option to purchase 100,000 shares of viaLink common stock at the grant price equal to the closing price of the viaLink common stock on the date of the actual grant of the options to Employee by viaLink. Such Conditions and Restrictions are as follows:

o Employee must be an employee of viaLink on the actual date of said grant.

o Employee must execute a Stock Option Agreement generally used by viaLink for the granting of stock options under said Plan. Such Stock Option Agreement shall include, but not limited to, the following terms and conditions:

     o 50,000 option rights shall vest over two years (25,000 each year) and 50,000 shall vest in accordance with the following schedule:

          o 5,000 when first target account is signed, (can be either retailer or supplier);
          o 5,000 when the second target account is signed,
          o 10,000 when each of the third and fourth target accounts are signed, and
          o 20,000 when the fifth target account is signed.

o If Employee is terminated or the Employment Agreement is not renewed, whether with or without cause, or if said Agreement otherwise expires, except as may otherwise be provided in the change of control provisions in the Plan under which any options granted, Employee shall not be entitled to exercise any of such options which have not vested as of the date of such termination, non-renewal or earlier expiration of the Employment Agreement



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                                                                           -----

                                  ATTACHMENT A

                               The viaLink Company
                       Relocation Reimbursement Agreement

I hereby acknowledge that I have received and read a summary regarding benefits available to me under the Company relocation policy. I understand the benefits available and agree to the following:

1. Any expenses that deviate from the policy must be approved in advance by the Vice President of Human Resources or his/her designee. If I should incur such an expense without prior approval, the Company may refuse to provide reimbursement, even though past practice has implied that the expense would/should have been reimbursed.

2. Tax assistance will be paid on certain allowable items, which the Company believes are nondeductible (excluding the Relocation Allowance).

3. The payment of my relocation expenses by the Company is conditional on my remaining in the employ of the Company for twelve (12) consecutive months after my effective start date with the Company, or my effective date of transfer into my new position (whichever may apply). If I should voluntarily resign from the Company or should my employment with the Company be terminated for cause prior to the completion of twelve (12) consecutive months after such date, I will repay to the Company all relocation reimbursement payments made to me or on my behalf, in accordance with the following schedule:

                TERMINATION WITHIN                            REPAYMENT
                ------------------                            ---------
                     1-3 months                                 100%
                     4-6 months                                  75%
                     7-9 mouths                                  50%
                     10-12 months                                25%
                     After 1 year                                 0

4. Any repayment required under this agreement would be due and payable to the Company on the final working day of employment.

5. If required, I authorize deductions to be withheld from my wages, salary, bonus, or other sums due me for any reason for any relocation expense amounts due the Company in accordance with the above schedule.

6. Reimbursement or repayment of relocation expenses by the Company does not constitute a commitment by the Company with respect to the duration of employment.



/s/ PAT FITZGERALD                     Pat Fitzgerald
-------------------                    -------------------------------
Name (Signature)                       Name (Print)

Date: 1/3/00
     -------------